Exhibit 99.1

                 Enesco Acquires Dartington Crystal;
  Acquisition Provides Entree into Growing Uncut Crystal Marketplace

    ITASCA, Ill.--(BUSINESS WIRE)--July 22, 2004--Enesco Group, Inc. (NYSE:ENC), a leader in the giftware, collectible and home decor industries, today announced the acquisition of Dartington Crystal Limited by Enesco Limited, Enesco's United Kingdom subsidiary. Dartington Crystal designs and manufactures a full range of uncut crystal products, such as glassware, bowls, vases, candleholders and giftware, and is headquartered in Torrington, Devon, United Kingdom. The company's products currently are sold through department stores and upscale retail specialty stores.
    Enesco Limited paid approximately $7 million (U.S.) in cash to acquire substantially all of the assets of Dartington Crystal. Dartington Crystal, a highly regarded name in the uncut crystal market in the U.K., generated sales of approximately $16.8 million (U.S.) in 2003.
    The acquisition provides Enesco with an entry point into the uncut crystal market in the United Kingdom, Europe and the United States. Market trends in the U.K. are moving towards contemporary formats and away from the traditional patterned designs, creating a significant growth opportunity for Enesco. The U.K. glassware manufacturing industry is renowned for its quality and has a number of prestigious brands. Exports are primarily to the U.S. and include high-end home decor and jewelry retailers.
    "We are delighted to have secured the acquisition of Dartington Crystal," said John Hammond, Chairman of Enesco Limited. "Dartington is a highly respected brand in the industry, and this acquisition will allow us to build a new crystal glass division around these innovative products."
    "Dartington's high-end crystal products will be an excellent compliment to Enesco Limited's current offerings," said Tom Bradley, interim CEO of Enesco Group, Inc. "Strategically, this acquisition creates an exciting opportunity for Enesco, as we continue to penetrate the home decor and lifestyle market."

    About Enesco Group, Inc.

    Enesco Group, Inc. is a world leader in the gift, collectible and home decor industries. Serving more than 40,000 customers globally, Enesco distributes products to a wide variety of specialty card and gift retailers, home decor boutique as well as mass-market chains and direct mail retailers. Internationally, Enesco serves markets operating in Europe, Australia, Mexico, Asia and the Pacific Rim. With subsidiaries located in Europe and Canada, and a business unit in Hong Kong, Enesco's international distribution network leads the industry. The Company's product lines include some of the world's most recognizable brands, including Precious Moments, Walt Disney Classics Collection, Nickelodeon, Heartwood Creek, Halcyon Days, Lilliput Lane, Border Fine Arts, among others. Further information is available on the Company's web site at www.enesco.com.

    This press release contains various forward-looking statements that are based on management's current assumptions and beliefs and upon information currently available to management. The Company has tried to identify such forward-looking statements by use of such words as "expects," "intends," "anticipates," "could," "estimates," "plans," and "believes," and similar expressions, but these words are not the exclusive means of identifying such statements. Such statements are subject to various risks, uncertainties and other factors which could cause actual results to vary materially from those anticipated, estimated, expected or projected. Important factors that may cause actual future events or results to differ materially and adversely from those described in the forward-looking statements include, but are not limited: the Company's success in developing new products and consumer reaction to the Company's new products; the Company's ability to secure, maintain and renew popular licenses, particularly our licenses for Precious Moments, Cherished Teddies, Heartwood Creek and Disney; the Company's ability to grow revenues in mass and niche market channels; the Company's ability to identify and close on strategic acquisitions; changes in general economic conditions, as well as specific market conditions; fluctuations in demand for our products; manufacturing lead times; the timing of orders and shipments and our ability to predict customer demands; inventory levels and purchase commitments exceeding requirements based upon incorrect forecasts; collection of accounts receivable; changes in the regulations and procedures effecting the importation of goods into the United States; changes in foreign exchange rates; price and product competition in the giftware industry; variations in sales channels, product costs or mix of products sold; and, possible future terrorist attacks, epidemics, or acts of war.
    In addition, the Company operates in a continually changing business environment and does not intend to update or revise the forward-looking statements contained herein, which speak only as of the date hereof. Additional information regarding forward-looking statement risk factors is contained in the Company's reports and filings with the Securities and Exchange Commission. In light of these risks and uncertainties, the forward-looking statements contained herein may not occur and actual results could differ materially from those set forth herein. Accordingly, you should not rely on these forward-looking statements as a prediction of actual future results.

    CONTACT: Enesco Group, Inc.
             Investor Contact:
             Tom Bradley, 630-875-5990
             jgadzins@enesco.com
             or
             Media Contact:
             Donna Shaults, 630-875-5464
             dshaults@enesco.com